UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

May 26, 2021

MATTEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05647	95-1567322
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

333 Continental Boulevard, El Segundo, California	90245-5012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(310) 252-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 per share	MAT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On May 26, 2021, at the annual meeting of stockholders (the “Annual Meeting”) of Mattel, Inc. (“Mattel”), Mattel’s stockholders approved the Fifth Amendment to the Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan (the “Plan Amendment”). The Plan Amendment, effective May 26, 2021, amends the Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan (as amended, the “Plan”).

The purpose of the Plan is to promote the interests of Mattel and its stockholders by enabling Mattel to offer an opportunity to employees, non-employee directors and consultants to receive grants of equity-based and cash-based incentive awards, so as to better attract, retain, and reward them, to align their interests with those of stockholders, and to provide them with an incentive for outstanding performance to generate superior returns to Mattel stockholders.

The Plan Amendment increases the maximum number of shares that may be issued pursuant to the Plan by 5.7 million shares, enabling Mattel to continue to use the Plan as a critical tool to attract, motivate, reward, and retain its key employees and directors. In addition, the Plan Amendment revises the full-value share debiting rate for awards granted after March 1, 2021 from two and thirty-five-hundredths-to-one (2.35:1) to one and ninety-hundredths-to-one (1.90:1).

The foregoing summary description of the Plan Amendment is qualified in its entirety by reference to the actual terms of the Plan Amendment, a copy of which is attached as Appendix A to Mattel’s Definitive Proxy Statement on Schedule 14A, as filed with the Securities and Exchange Commission on April 13, 2021 (the “Proxy Statement”).

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on May 26, 2021.

All of the nominees for director listed in Proposal 1 in the Proxy Statement were elected by a majority of the votes cast, as follows:

Name of Nominee	Votes Cast “FOR”	Votes Cast “AGAINST”	Abstentions	Broker Non-Votes
R. Todd Bradley	267,986,325	45,030,119	202,684	14,901,906
Adriana Cisneros	311,500,408	1,524,288	194,432	14,901,906
Michael Dolan	306,953,285	6,067,576	198,267	14,901,906
Diana Ferguson	311,804,296	1,221,939	192,893	14,901,906
Ynon Kreiz	306,176,833	6,711,170	331,125	14,901,906
Soren Laursen	311,523,076	1,493,856	202,196	14,901,906
Ann Lewnes	311,406,318	1,616,047	196,763	14,901,906
Roger Lynch	312,354,416	656,900	207,812	14,901,906
Dominic Ng	310,874,698	2,148,617	195,813	14,901,906
Dr. Judy Olian	309,791,094	3,235,542	192,492	14,901,906

Proposal 2, a proposal to ratify the selection of PricewaterhouseCoopers LLP as Mattel’s independent registered public accounting firm for the year ending December 31, 2021, was approved by the following vote:

Votes Cast “FOR”	Votes Cast “AGAINST”	Abstentions	Broker Non-Votes
323,203,268	4,605,802	311,964	N/A

Proposal 3, a proposal to approve, on a non-binding, advisory basis, the compensation of Mattel’s named executive officers, was approved by the following vote:

Votes Cast “FOR”	Votes Cast “AGAINST”	Abstentions	Broker Non-Votes
289,500,671	23,408,535	309,922	14,901,906

Proposal 4, a proposal to approve the Fifth Amendment to the Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan, was approved by the following vote:

Votes Cast “FOR”	Votes Cast “AGAINST”	Abstentions	Broker Non-Votes
300,444,108	12,466,958	308,062	14,901,906

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit(s)	Filing Date

10.1	Fifth Amendment to Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan	DEF 14A	001-05647	Appendix A	April 13, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTEL, INC.

Dated: May 27, 2021	By:	/s/ Jonathan Anschell
	Name:	Jonathan Anschell
	Title:	Executive Vice President, Chief Legal Officer and Secretary